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                                                                    EXHIBIT 21.1

                           Consolidated Subsidiaries
                             As of March 31, 2001

Infonet N.V./S.A.                                         Belgium
Infonet Belgium S.A.                                      Belgium
Infonet Software Solutions                                Canada
Infonet Services Canada Inc.                              Canada
Infonet China Limited                                     China
ESG Communications Inc.                                   Delaware
IINS, Inc.                                                Delaware
Infonet Broadband Services Corporation                    Delaware
Infonet USA Corporation                                   Delaware
NetWorks Telephony Corporation                            Delaware
Infonet Corporation                                       Delaware
International Information Services, Inc.                  Delaware
Infonet Government Services, Inc.                         Delaware
Infonet France S.A.                                       France
Osiware International, S.A.                               France
Infonet Italia S.p.A.                                     Italy
Infonet Luxembourg S.A.                                   Luxembourg
Infonet Servicios de Communicaciones, S.A. de C.V.        Mexico
Infonet Taiwan Co., Ltd.                                  Taiwan
Infonet Telekomunikasyon Hizmetleir A.S.                  Turkey
Infonet UK, Ltd.                                          UK
IBSC Limited                                              UK
Infonet Software Solutions UK                             UK